Exhibit 99.1

UPDATES RELATING TO LITIGATION AND OTHER MATTERS

Litigation Proceedings

Verses AI Inc. (the “Company”) and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, the Company may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause the Company to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on the Company’s business, operating results or financial condition.

Other than as set out herein, the Company is not and was not during the most recently completed financial year, or from the end of the most recently completed financial year to the date of this disclosure, a party to, nor was any of its property the subject of, any legal or regulatory actions material to the Company, and no such proceedings or actions are known to be contemplated.

On July 13, 2022, David Thomson, a former independent contractor, filed a claim against one of the Company’s U.S. subsidiaries, VERSES Technologies USA, Inc. (“VTU”), Cyberlab LLC, as well as a director and officer of VTU in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment centered around monies and other consideration that Mr. Thomson claimed to have been owed over the course of his multi-year contractual relationship with VTU. Plaintiff claimed as much as US$5,000,000 in damages, subject to proof. On September 1, 2022, VTU filed an answer denying any wrongdoing, and also making its own counterclaim against Mr. Thomson. The cross-claims against David Thomson included: (i) misappropriation of trade secrets; (ii) breach of contract; (iii) violation of the California Computer Data Access and Fraud Act (which cross-claim was subsequently dismissed on summary judgement); and (iv) violation of the Economic Espionage Act, after VTU voluntarily dismissed three cross-claims (alleging violation of the Computer Fraud and Abuse Act, conversion and violation of the Stored Communications Act, respectively). VTU, for its part, sought to recover both compensatory and punitive damages from Mr. Thomson, as well as restitution of any ill-gotten gains and an award of reasonable attorneys’ fees. A courtroom trial was scheduled to begin on January 16, 2024. However, VTU (as defendant and cross-complainant) and the other three named defendants filed a motion to compel arbitration with the Court on February 3, 2023. On March 30, 2023, the Motion to Compel Arbitration was granted and the lawsuit in L.A. Superior Court was stayed (i.e., temporarily put on hold) pending the outcome of the arbitration proceedings. The arbitration process began on February 5, 2024, and the arbitration hearing concluded on April 3, 2024. A final arbitration award was issued on May 17, 2024. The final award imposes liability against: (i) VTU, jointly and severally with Cyberlab, LLC, in the amount of US$6,307,258, inclusive of interest; and (ii) Cyberlab, VTU and its principals, Gabriel René and Dan Mapes, jointly and severally, for damages in the amount of US$1,900,000, interest of US$709,973, costs of US$64,303 and the fees of plaintiff’s counsel totaling US$920,231. To resolve their part of joint and several liability, Mr. René and Mr. Mapes are working toward satisfying the portion of the award that applies to them as individuals. The remaining liability belongs to VTU. VTU is pursuing resolution negotiations which are ongoing. However, the likelihood of a favorable or unfavorable outcome, or an estimate of the amount or range of potential loss, which is isolated to VTU, is not reasonably foreseeable at this time. During the quarter ended June 30, 2024, the Company recorded a net comprehensive loss of US$10,337,383 which is US$5,331,168 lower than previous quarter mainly due to a provision for the arbitration award against VTU for US$6,307,258. Please note that there can be no assurance that Mr. Thomson will not seek all or a portion of the arbitration award from the Company, or that some or all of the arbitration award could ultimately be determined to be the responsibility of the Company.

On August 10, 2024, the Company learned that a complaint (the “Complaint”) had been filed in the Los Angeles Superior Court on June 21, 2024 by a former employee (the “Complainant”) against one of the Company’s US subsidiaries (VERSES, Inc. or “VINC”) and one of its employees in their individual capacity. The Complainant worked for VINC but had been terminated several weeks prior by VINC for poor work performance. The Complaint alleges, inter alia, gender harassment; gender discrimination; race discrimination; race harassment; retaliation; and wrongful termination, while seeking to recover as much as US$3,500,000 in general and special compensatory damages, subject to proof. The Company (and VINC) for its part, disputes the allegations, and considers the Complainant’s termination to have been completely proper and justified under applicable law. It is prepared to defend itself to the fullest extent possible under the law. VINC was properly served with a copy of the Complaint (and associated summons) and filed an Answer to the allegations raised therein on September 24, 2024. The employment contract with the Complainant contained an arbitration clause, and VINC’s counsel timely moved to compel arbitration (the “VINC Motion”), and a hearing was held on April 1, 2025. The tentative ruling from the Los Angeles Superior Court (the “Court”) denied the VINC Motion, by finding that the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021 (“EFAA”) was applicable to the Complainant’s “gender harassment” claim and that the Complainant had the option to bring her claims to the Court instead of arbitration. The Court allowed for limited oral advocacy during which VINC’s counsel argued that the arbitration clause should be enforced. The Court took the matter under submission and no final ruling has been issued as of the date hereof. The Complainant served the VINC with discovery requests and responses are required on or before April 18, 2025. As of the date hereof, VINC has not served any discovery on the Complainant.

As any litigation is subject to many uncertainties, it is not possible to predict the ultimate outcome of this claim or to estimate the loss, if any, which may result. Accordingly, the outcome of the claim is not yet determinable, and the extent to which an outflow of funds may be required to settle this possible obligation cannot be reliably determined.

Omnibus Incentive Plan

The Company wishes to provide the following disclosure regarding its omnibus equity incentive plan (the “Plan”). Such disclosure corrects and supersedes the “Voluntary Resignation or Termination for Cause”, “Termination Without Cause”, “Disabled”, “Death” and “Retirement” summaries contained in: (i) the management information circular of the Company dated August 14, 2024, prepared in connection with the Company’s annual meeting of shareholders held on September 13, 2024, filed on SEDAR+ on August 23, 2024 (the “Information Circular”); and (ii) the annual information form of the Company dated July 2, 2024 for the year ended March 31, 2024, filed on SEDAR+ on July 2, 2024. All capitalized terms below shall have the meaning ascribed to such term in the Plan, which is attached as Schedule “B” to the Information Circular. Such summaries are replaced with the following:

●	Termination for Cause. Options, whether vested or unvested as of the Termination Date, automatically terminate and shall be forfeited. All outstanding RSUs, PSUs and DSUs (whether vested or unvested) shall automatically terminate on the Termination Date and be forfeit.

●	Resignation. Unvested Options as of the date of resignation automatically terminate and shall be forfeited. Vested Options expire on the earlier of the Expiry Date and ninety days following the date of resignation. Options granted to Persons engaged primarily to provide Investor Relations Activities expire on the earlier of the Expiry Date and 30 days following the date of resignation, or as otherwise allowed by the Plan Administrator. All outstanding RSUs, PSUs and DSUs that were not vested on or before the Termination Date shall in all respects terminate as of the Termination Date. All outstanding RSUs, PSUs and DSUs that were not vested on or before the Termination Date shall in all respects terminate as of the Termination Date. All outstanding RSUs, PSUs and DSUs that were vested on or before the Termination Date shall be available for settlement as of Termination Date in accordance with Section 5.4, Section 6.6 and Section 7.4 of the Plan, respectively, after which time any remaining RSUs, PSUs and DSUs shall in all respects terminate.

●	Termination Without Cause. Options expire on the earlier of Expiry Date and 90 days following the Termination Date, or as otherwise allowed by the Plan Administrator. All outstanding RSUs, PSUs and DSUs that were not vested on or before the Termination Date shall in all respects terminate as of the Termination Date. All outstanding RSUs, PSUs and DSUs that were vested on or before the Termination Date shall be available for settlement as of Termination Date in accordance with Section 5.4, Section 6.6 and Section 7.4 of the Plan, respectively, after which time any remaining RSUs, PSUs and DSUs shall in all respects terminate.

●	Disabled. Options expire on the earlier of the Expiry Date and one year following the date of Disability. Vesting of any outstanding RSUs, PSUs and DSUs shall be determined in accordance with the terms of the applicable Award Agreement and any such vested RSUs, PSUs and DSUs shall be available for settlement in accordance with Section 5.4, Section 6.6 and Section 7.4 of the Plan, respectively.

●	Death. Options expire on the earlier of the Expiry Date and one year following the date of death. Vesting of any outstanding RSUs, PSUs and DSUs shall be determined in accordance with the terms of the applicable Award Agreement and any such vested RSUs, PSUs and DSUs shall be available for settlement in accordance with Section 5.4, Section 6.6 and Section 7.4 of the Plan, respectively.

●	Retirement. Options expire on the earlier of the Expiry Date and one year following the date of Retirement. Notwithstanding the foregoing, if, within 2 years following the date of his or her Retirement, the Participant commences employment, consulting or acting as a director, officer or otherwise as a service provider to any Person that carries on or proposes to carry on a business competitive with the Corporation or any of its subsidiaries, any Options held by the Participant that have not been exercised as of the Commencement Date shall be immediately forfeited and cancelled as of the Commencement Date.

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